EX-FILING FEES

Calculation of Filing Fee Tables

Form 424(b)(5)
(Form Type)

Cummins Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Debt	4.900% Senior Notes due 2029	Rule 457(r)	$500,000,000	99.812%	$499,060,000	0.0001476	$73,661.26
	Debt	5.150% Senior Notes due 2034	Rule 457(r)	$750,000,000	99.668%	$747,510,000	0.0001476	$110,332.48
	Debt	5.450% Senior Notes due 2054	Rule 457(r)	$1,000,000,000	99.371%	$993,710,000	0.0001476	$146,671.60
	Total Offering Amounts					$2,240,280,000		$330,665.33
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$330,665.33

(1)	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of that offering is $2,250,000,000.

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